Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is made as of the 22nd day of October, 2009 by and among WaterPure International Inc., a Florida corporation (the “Company”), and the Investor set forth on the signature page affixed hereto (the “Investor”).

Recitals

A.           The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended; and

B.           The Investor wishes to purchase from the Company, and the Company wishes to sell and issue to the Investor from time to time upon written request, upon the terms and conditions stated in this Agreement, up to an aggregate of 100 shares of series A convertible preferred stock (the “Series A Preferred Stock”) pursuant to the terms and conditions of the Series A Designations.
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In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.  In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Purchase Price” means Two Hundred Fifty Thousand Dollars ($250,000).

“SEC Filings” has the meaning set forth in Section 4.6.

“SEC” means the United States Securities and Exchange Commission.

“Securities” means the Series A Preferred Stock and the Shares.

“Series A Preferred Stock” means the Series A Convertible Preferred Stock of the Company and such designations, preferences and limitations as are set forth in the Series A Designations.

“Series A Designations” means the Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock in the form attached hereto as Exhibit A.

“Shares” means the shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement, the Series A Designations and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.           Purchase and Sale of the Series A Preferred Stock.  On the initial Closing Date, upon the terms and subject to the conditions set forth herein, concurrent with the execution and delivery of this Agreement by the parties hereto, the Investor agrees to purchase, and the Company agrees to sell 30 shares of Series A Preferred Stock, each share having a Stated Value of $2,500.00 in exchange for an amount equal to the Purchase Price multiplied by the number of shares of Series A Preferred Stock being purchased divided by 100. The Company and the Investor agree that the Company shall have the right to require the Investor to purchase up to 70 additional shares of Series A Preferred Stock , in an amount of 20 shares at a time, upon the Company providing written request to the Investor (the “Put Notice”).  Upon receipt of the Put Notice, the Investor shall be required to purchase such number of shares of Series A Preferred Stock as specified in the Put Notice by delivering to the Company, within three (3) business days of receipt of the Put Notice, an amount by wire transfer to the Company’s bank account as specified on the Put Notice, an amount equal to the Purchase Price multiplied by the number of shares of Series A Preferred Stock specified in the Put Notice divided by 100.

3.           Closing.  Upon confirmation that the other conditions to closing specified herein have been satisfied or duly waived by the Investor, the Company shall deliver to the Investor, on each Closing Date, a stock certificate representing such number shares of Series A Preferred Stock then purchased, registered the name of the Investor, and the Investor shall cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing the Purchase Price for the Series A Preferred Stock so purchased (the “Closing Date”). The closing of the purchase and sale of the Series A Preferred Stock shall take place at the offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, New York 10006, or at such other location and on such other date as the Company and the Investor shall mutually agree.

4.           Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investor:

4. 1           Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties.  The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect.  The Company does not have any Subsidiaries.

4.2           Authorization.  The Company has full power and authority and, has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities.  The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

4.3           Valid Issuance.  The Series A Preferred Stock have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, shall be free and clear of all encumbrances and restrictions (other than those created by the Investor), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.  Upon the due conversion of the Series A Preferred Stock, the Shares will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investor.  The Company has reserved a sufficient number of shares of Common Stock for issuance upon the conversion of the Series A Preferred Stock, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investor.

4.4           Consents.  The execution, delivery and performance by the Company of the Transaction Documents, and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws, and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.  Subject to the accuracy of the representations and warranties of the Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the Shares upon due conversion of the Series A Preferred Stock, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any shareholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Articles of Incorporation or By-laws that is or could reasonably be expected to become applicable to the Investor as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investor or the exercise of any right granted to the Investor pursuant to this Agreement or the other Transaction Documents.

4.5           Delivery of SEC Filings; Business.  The Company has made available to the Investor through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-K for its last fiscal year (the “10-K”), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-K and prior to the date hereof (collectively, the “SEC Filings”).  The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period.  The Company is engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

4.6           Use of Proceeds.  The net proceeds of the sale of the Series A Preferred Stock hereunder shall be used by the Company for working capital and general corporate purposes.

4.8           No Conflict, Breach, Violation or Default.  The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Articles of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investor through the EDGAR system), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Company’s assets or properties, or (b) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its assets or properties is subject.

4.9           No Directed Selling Efforts or General Solicitation.  Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.10           No Integrated Offering.  Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

4.11           Private Placement.  The offer and sale of the Securities to the Investor as contemplated hereby is exempt from the registration requirements of the 1933 Act.

5.           Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Company that:

5.1           Organization and Existence.  Such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

5.2           Authorization.  The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3           Purchase Entirely for Own Account.  The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws.  Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time.  Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.4           Investment Experience.  Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5           Disclosure of Information.  Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities.  Such Investor acknowledges receipt of copies of the SEC Filings.  Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.6           Restricted Securities.  Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.7           Legends.  It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

(a)           “The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.”

(b)           If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

5.8           Accredited Investor.  Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

5.9           No General Solicitation.  Such Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

5.10           Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.11           Prohibited Transactions.  During the last thirty (30) days prior to the date hereof, neither such Investor nor any Affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (z) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”).  Prior to the earliest to occur of (i) the termination of this Agreement, (ii) the Effective Date or (iii) the Effectiveness Deadline, such Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction.  Such Investor acknowledges that the representations, warranties and covenants contained in this Section 5.11 are being made for the benefit of the Investor as well as the Company and that each of the other Investor shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section 5.11.

6.  Conditions to Closing.

6.1           Conditions to the Investor’s Obligations. The obligation of the Investor to purchase the Series A Preferred Stock at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Investor:

(a)           The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.  The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

(b)           The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities, and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c)           The Company shall have filed the Series A Designations with the Florida Secretary of State.

(d)           No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(e)           The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in this Section 6.1.

(f)           The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(g)           No stop order or suspension of trading shall have been imposed by FINRA, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

6.2           Conditions to Obligations of the Company. The Company's obligation to sell and issue the Series A Preferred Stock at Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)           The representations and warranties made by the Investor in Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 (the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.  The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date.  The Investor shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the Closing Date.

(b)           The Investor shall have delivered the Purchase Price to the Company.

6.3           Termination of Obligations to Effect Closing; Effects.

(a)           The obligations of the Company, on the one hand, and the Investor, on the other hand, to effect the Closing shall terminate as follows:

(i)           Upon the mutual written consent of the Company and the Investor;

(ii)           By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii)           By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(iv)           By either the Company or the Investor if the first Closing has not occurred on or prior to October 31, 2009;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

7.           Covenants and Agreements of the Company.

7.1           Reservation of Common Stock.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Series A Preferred Stock, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the conversion of the Series A Preferred Stock issued pursuant to this Agreement in accordance with its terms.

7.2           Reports.  The Company will furnish to the Investor and/or their assignees such information relating to the Company as from time to time may reasonably be requested by the Investor and/or their assignees; provided, however, that the Company shall not disclose material nonpublic information to the Investor, or to advisors to or representatives of the Investor, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and the Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

7.3           No Conflicting Agreements.  The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investor under the Transaction Documents.

7.4           Compliance with Laws.  The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

7.5           Termination of Covenants.  The provisions of Sections 7.2 through 7.4 shall terminate and be of no further force and effect on the date on which there are no shares of Series A Preferred Stock issued and outstanding.

8.           Survival and Indemnification.

8.1  Survival.  The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

8.2  Indemnification.  The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

8.3  Conduct of Indemnification Proceedings.  Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

9.           Miscellaneous.

9.1           Successors and Assigns.  This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investor, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a private transaction without the prior written consent of the Company, after notice duly given by such Investor to the Company.  The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2           Execution.  This Agreement may be executed in two (2) or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

9.3           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4           Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier.  All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Mr. Paul S. Lipschutz
WaterPure International Inc.
525 Plymouth Road, Suite 310
Plymouth Meeting, PA 19462
Fax: (954) 975-7301

With a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Attention:  James M. Turner, Esq.
Fax:  (212) 930-9725

If to the Investor:

Mayim Tahor, LLC
4434 N. Bay Road
Miami Beach, FL 33140
Attention:  Abbey Berkowitz
Fax: (305) 672-4508

With a copy to:

Marc Birnbaum, Esq.
1041 Ives Dairy Road
Suite 238
Miami, Florida 33179
Fax:  (305) 914-5681

9.5           Expenses.  The parties hereto shall pay their own costs and expenses in connection herewith.  In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

9.6           Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

9.7           Publicity.  Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investor without the prior consent of the Company (in the case of a release or announcement by the Investor) or the Investor (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investor, as the case may be, shall allow the Investor or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.  By 8:30 a.m. (New York City time) on the trading day immediately following the Closing Date, the Company shall issue a press release disclosing the consummation of the transactions contemplated by this Agreement.  No later than the third trading day following the Closing Date, the Company will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence as well as copies of the Transaction Documents.  In addition, the Company will make such other filings and notices in the manner and time required by the SEC.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the SEC (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the 1934 Act) or any regulatory agency or FINRA, without the prior written consent of such Investor, except to the extent such disclosure is required by law or trading market regulations, in which case the Company shall provide the Investor with prior notice of such disclosure.

9.8           Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9           Entire Agreement.  This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.10           Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11           Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

9.12           Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Broward County, Florida.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Broward County, Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(Remainder of Page Intentionally Left Blank)
 (Signature Pages Follow)

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	WATERPURE INTERNATIONAL INC.

	By:	/s/ Paul S. Lipschutz
Paul S. Lipschutz Chief Executive Officer

[INVESTOR SIGNATURE PAGES TO
SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Mayim Tahor, LLC
Signature of Authorized Signatory of Purchaser: /s/ ABBEY BERKOWITZ
Name of Authorized Signatory:    Abbey Berkowitz
Title of Authorized Signatory:      Manager
Email Address of Purchaser:
Facsimile Number of Purchaser:   (305) 672-4508
Jurisdiction of Organization of Purchaser:  Florida
Address for Notice of Purchaser:  4434 N. Bay Road  Miami Beach, FL 33140

Address for Delivery of Securities for Purchaser (if not same as above):